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Exhibit 11(b)

Hugh C. McHaffie and Peter H. Duffy each certify that to his knowledge:

        1.      The report on Form N-CSR fully complies with the requirements of
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
                and

        2. Information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:     /s/ Hugh C. McHaffie             By:    /s/ Peter H. Duffy
        --------------------------------        --------------------------------
Name:   Hugh C. McHaffie                 Name:  Peter H. Duffy
Title:  President                        Title: Treasurer
Date:   September 2, 2004                Date:  September 2, 2004